UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2026

RAINMAKER WORLDWIDE INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56311	82-4346844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2510 East Sunset Road, Suite 5 #925 Las Vegas, Nevada	89120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 608-1990

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 – Unregistered Sales of Equity Securities

On January 12, 2026, Rainmaker Worldwide Inc. (the “Company”) issued 35,469 shares of its Series A Preferred Stock (the “Preferred Shares”) to MAS Capital Investments Inc. (the “Investor”) pursuant to a subscription agreement dated January 12, 2026 (the “Subscription Agreement”).

The Preferred Shares were issued at a purchase price of US$1.00 per share, for aggregate consideration of US$35,469, consisting of US$10,000 paid in cash and US$25,469 satisfied through the conversion and extinguishment of existing accounts payable owed by the Company to the Investor. No additional cash consideration was paid.

The Preferred Shares were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, in a transaction not involving any public offering. The Investor represented that it is an accredited investor and acquired the securities for investment purposes only.

The Preferred Shares have the rights, preferences, privileges, and restrictions set forth in the Company’s Certificate of Designation for Series A Preferred Stock, which was previously filed with the Nevada Secretary of State. The Preferred Shares are convertible into shares of the Company’s common stock in accordance with the terms of the Certificate of Designation.

The Investor is not a related party of the Company.

Immediately following the issuance, the Company had 241,007 shares of Series A Preferred Stock outstanding.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RAINMAKER WORLDWIDE INC.

Dated: January 16, 2026	By:	/s/ Michael O’Connor
	Name:	Michael O’Connor
	Title:	President, Chief Executive Officer and Interim Chief Financial Officer